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                                                               Exhibit (h)(3)(A)


                  WM STRATEGIC ASSET MANAGEMENT PORTFOLIOS, LLC
                            ADMINISTRATION AGREEMENT

                                 ______ __, 1999



WM Shareholder Services, Inc.
1201 Third Avenue, 22nd Floor
Seattle, WA  98101

Ladies and Gentlemen:

         WM Strategic Asset Management Portfolios, LLC (the "LLC"), a limited liability company organized under the laws of the Commonwealth of Massachusetts, confirms its agreement with WM Shareholder Services, Inc. ("WMSS"), a corporation organized under the laws of the State of Washington, regarding administration services to be provided by WMSS in connection with each of the investment portfolios offered from time to time by the LLC (individually, a "Portfolio" and together, the "Portfolios"). WMSS agrees to provide services upon the following terms and conditions:

1.        Investment Description: Appointment

         The LLC desires to employ the LLC's capital by investing and reinvesting (a) in investments of the kind, and in accordance with the limitations, specified in (i) the LLC's LLC Operating Agreement dated March 12, 1999, as amended (the "LLC Agreement"), and (ii) the prospectus(es) (the "Prospectus") and statement(s) of additional information (the "Statement") relating to the Portfolios contained in the LLC's Registration Statement on Form N-1A filed with the Securities and Exchange Commission (the "Registration Statement") and (b) in such manner and to such extent as may from time to time be approved by the LLC's Board of Trustees. Copies of the Prospectus, the Statement and the LLC Agreement have been submitted to WMSS. The LLC desires to employ and hereby appoints WMSS to act as the Portfolios' administrator. WMSS accepts this appointment and agrees to furnish the services described herein for the compensation set forth below.

2.       Services as Administrator

         Subject to the supervision and direction of the Board of Trustees of the LLC, WMSS is responsible for all administrative functions with respect to the LLC and will (a) assist in supervising all aspects of the operations of the LLC except those performed by the LLC's


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investment adviser under its investment advisory agreement; (b) supply the LLC with office facilities (which may be in WMSS's own offices), statistical and research data, data processing services, clerical, accounting and bookkeeping services (including, but not limited to, the calculation of (i) the net asset values of shares of the LLC, and (ii) distribution fees), internal auditing and legal services, internal executive and administrative services, and stationery and office (c) prepare reports to the LLC's shareholders and materials for the Board of Trustees of the LLC; (d) prepare tax returns and reports to and filings with the Securities and Exchange Commission and state Blue Sky authorities; (e) cooperate with the LLC's transfer agent for the purpose of establishing the implementing procedures to ensure that the LLC's transfer agency and shareholder relations functions are efficiently carried out; and (f) provide such other similar services as the LLC may reasonably request to the extent permitted under application statutes, rules and regulations. The services to be performed by WMSS hereunder may be delegated by it, in whole or in part, to one or more sub-administrators provided that any delegation of duties to a sub-administrator shall not relieve WMSS of its responsibilities hereunder. Notwithstanding anything to the contrary in this Agreement, WMSS shall not be responsible for the performance of any duties which are required to be performed by the LLC's transfer agent.

3.       Compensation

         a. In consideration of services rendered pursuant to this Agreement, the LLC will pay WMSS on the first business day of each month a fee for the previous month at an annual rate of 0.50% of the average daily net assets of each Portfolio; out of which fee WMSS shall pay expenses as described in Paragraph 4 including, without limitation, fees to any sub-administrator and the LLC's custodian. The fee for the period from the date of this Agreement to the end of the first calendar month of the term of this Agreement shall be prorated according to the proportion that such period bears to the full monthly period.

         b. Upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be prorated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to WMSS, the value of each Portfolio's net assets shall be computed at the times and in the manner specified in the Prospectus and/or the Statement relating to the Portfolio as from time to time in effect.

4.       Expenses

         WMSS will bear all expenses in connection with the performance of its services under this Agreement, including, without limitation, payment of the fee to any sub-administrator and custodian described in Paragraph 2 above. The LLC will bear certain other expenses to be incurred in its operation, including: organizational expenses; taxes, interest, brokerage fees and commissions, if any; fees of trustees of the LLC who are not officers, directors, or employees of WM Advisors, Inc., each sub-administrator or any of their affiliates; transfer agent fees; federal regulatory fees and state Blue Sky fees; out-of-pocket expenses of custodians, transfer

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and dividend disbursing agents and the LLC's sub-administrator and transaction charges of custodians; insurance premiums; outside auditing and legal expenses; costs of maintenance of the LLC's existence; costs attributable to investor services, including, without limitation, telephone and personnel expenses; costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders; costs of shareholders' reports and meetings of the shareholders of the LLC and of the officers Board of Trustees of the LLC; and any extraordinary expenses. In addition, each Portfolio pays a distribution fee pursuant to terms of a Distribution Plan adopted under Rule 12b-1 of the Investment Company Act of 1940 (the "1940 Act").

5.       Standard of Care

         WMSS shall exercise its best judgment in rendering the services listed in Paragraph 2 above. WMSS shall not be liable for any error of judgment or mistake of law or for any loss suffered by a Portfolio in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

6.       Term of Agreement

         This Agreement shall become effective as of the date set forth above and shall continue for an initial two-year term and shall continue automatically from year-to-year thereafter unless terminated in accordance with the following sentence. This Agreement is terminable at any time, without penalty, on 60 days' written notice by the Board of Trustees of the LLC, or upon 90 days' written notice by WMSS.

7.       Service to Other Companies or Accounts

         The LLC understands that WMSS may act in the future as administrator to other investment companies or series of investment companies, and the LLC has no objection to WMSS's so acting in such capacity. The LLC understands that the persons employed by WMSS to assist in the performance of WMSS's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement shall be deemed to limit or restrict the right of WMSS or any affiliate of WMSS to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

8.       Representations of the LLC and WMSS

         The LLC represents that (a) a copy of the LLC Agreement is on file in the office of the Secretary of The Commonwealth of Massachusetts, (b) the appointment of WMSS has been duly authorized and (c) it has acted and will continue to act in conformity with the 1940 Act and

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other applicable laws WMSS represents that it is authorized to perform the services described herein

9.       Limitation of Liability

         A copy of the Certificate of Formation of the LLC is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed by an officer of the LLC on behalf of the Trustees of the LLC, as trustees and not individually, on further behalf of each Portfolio, and that the obligations of this Agreement with respect to a Portfolio shall be binding upon the assets and properties of that Portfolio only and shall not be binding upon the assets and properties of any other Portfolio or series of the LLC or upon any of the Trustees, officers, employees, agents or shareholders of the Portfolios or the LLC individually.

10.      Entire Agreement

         This Agreement constitutes the entire agreement between the parties hereto.

11.      Governing Law

         This Agreement shall be governed in accordance with the laws of the Commonwealth of Massachusetts.

         If the foregoing accurately sets forth our agreement, kindly indicate your acceptance hereof by signing and returning the enclosed copy hereof.


                                                     Very truly yours,

                                                     WM STRATEGIC ASSET
                                                     MANAGEMENT PORTFOLIOS, LLC

                                                     --------------------------
                                                     Name: William G. Papesh
                                                     Title: President

Accepted:

WM SHAREHOLDER SERVICES, INC.

--------------------------
Name: William G. Papesh
Title: President

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